File No. 333-38788
--------------------------------------------------------------------------------
      As filed with the Securities & Exchange Commission on August 8, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                           FORM SB-2 - AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            EASTERN MANAGEMENT CORP.
                           (formerly Inforetech Inc.)
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of Incorporation or organization)

                                      6770
                (Primary Standard Industrial Identification No.)

                                   98-0204682
                      (I.R.S. Employer Classification No.)

                       Suite 1500, 885 West Georgia Street
                                 Vancouver, B.C.
                                 V6C 3E8 Canada
(Address of principal place of business or intended principal place of business)


                                   Jason John
                            Eastern Management Corp.
                       Suite 1500, 885 West Georgia Street
                                 Vancouver, B.C.
                                 V6C 3E8 Canada
                                  (604)687-0717
            (Name, address and telephone number of agent for service)

                                   Copies to:

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------- ------------------------- -------------------------- ---------------------
TITLE OF EACH
CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER UNIT (1)        OFFERING PRICE             FEE
----------------------- ------------------- ------------------------- -------------------------- ---------------------
Common Stock,                100,000                 $1.00                    $100,000                  $26.40
Par value
$0.0001
----------------------- ------------------- ------------------------- -------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.             REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
1.                   Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                     Outside Front Cover of Prospectus

2.                   Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of
                     Pages of Prospectus                           Pages of Prospectus

3.                   Summary Information and Risk Factors          Prospectus Summary; Risk Factors

4.                   Use of Proceeds                               Use of Proceeds

5.                   Determination of Offering Price               Prospectus Summary - Determination of
                                                                   Offering Price; Risk Factors; Plan of
                                                                   Distribution

6.                   Dilution                                      Dilution

7.                   Selling Security Holders                      Not Applicable

8.                   Plan of Distribution                          Plan of Distribution

9.                   Legal Proceedings                             Legal Proceedings

10.                  Director, Executive Officer,                  Management
                     Management and Promoters and


                     Control Persons

11.                  Security Ownership of Certain                 Principal Shareholders
                     Beneficial Owners and Management

12.                  Description of Securities                     Description of Securities

13.                  Interest of Named Experts and Counsel         Not Applicable

14.                  Disclosure of Commission Position on          Disclosure of Commission Position on
                     Indemnification for Securities Act            Indemnification for Securities Act
                     Liabilities                                   Liabilities

15.                  Organization within Last Five Years           Management, Certain Relationships and
                                                                   Related Transactions

16.                  Description of Business                       Business

17.                  Management's Discussion and Analysis          Plan of Operation
                     or Plan of Operation

18.                  Description of Property                       Description of Property

19.                  Certain Relationships and Related             Certain Relationships and Related Transactions
                     Transactions                                  Transactions

20.                  Market for Common Equity and Related          Prospectus Summary, Market for Our
                     Stockholder Matters                           Common Stock; Shares Eligible for
                                                                   Future Sale

21.                  Executive Compensation                        Executive Compensation

22.                  Financial Statements                          Financial Statements

23.                  Changes in and Disagreements with             Changes in and Disagreements with
                     Accountants on Accounting and                 Accountants on Accounting and
                     Financial Disclosure                          Financial Disclosure


PART II

24.                  Indemnification of Directors and              Indemnification of Directors and
                     Officers                                      Officers

25.                  Other Expenses of Issuance and                Other Expenses of Issuance and
                     Distribution                                  Distribution

26.                  Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.                  Exhibits                                      Exhibits

28.                  Undertakings                                  Undertakings

                             INITIAL PUBLIC OFFERING
                                   PROSPECTUS

                            EASTERN MANAGEMENT CORP.

                         100,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE

Eastern Management Corp. is a startup company organized in the State of Nevada as a blank check company. Our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

We are offering these shares through our president, Mr. Jason John, without the use of a professional underwriter. We will not pay commissions on stock sales.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

This offering will expire 12 months from the effective date of this prospectus. The offering may be extended for an additional 90 days in our discretion.

                   -------------------------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                  --------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------

                              Offering Information

                                                             PER SHARE            TOTAL
                                                             ---------            -----
Initial public offering price                                  $1.00              $100,000
Underwriting discounts/commissions                             $0.00                 $0.00
Estimated offering expenses                                    $0.00                 $0.00
Net offering proceeds to Eastern Management Corp.              $1.00              $100,000

The date of this Prospectus is August 8, 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................3
LIMITED STATE REGISTRATION........................................................................................4
SUMMARY FINANCIAL INFORMATION.....................................................................................4
RISK FACTORS......................................................................................................5
   We have no operating history or revenue which would permit you to judge the probability of our success.........6
   Money you invest will be unavailable for your use for an extended period of time...............................6
   The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition....................................................................................6
   We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate.  We may not find a suitable candidate...................6
   A change in control of the company and change in management may occur which could adversely affect our success........................................................................................................6
   There is no market on which our shares trade and there is a limited number of states in which you may sell your shares which severely limits your liquidity...............................................................7
   We have no agreement for a business combination or other transaction in place..................................7
   Our management is under no contractual obligation to remain with us and their departure could cause our business to fail...............................................................................................7
   Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest.......................................................................................................7
   Our proposed acquisition may result in new management and a loss of control of corporate affairs...............8
   We will not engage professional underwriters to help sell our shares...........................................8
   Determination of Offering Price................................................................................8
   Management may sell shares at a premium to the price paid to other shareholders................................8
   Our Offering is Not Subject to a Minimum Subscription and We May Raise Only Nominal Proceeds...................8
HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE..................................................8
DILUTION.........................................................................................................10
USE OF PROCEEDS..................................................................................................11
CAPITALIZATION...................................................................................................11
DESCRIPTION OF BUSINESS..........................................................................................12
PLAN OF OPERATION................................................................................................12
DESCRIPTION OF PROPERTY..........................................................................................15
PRINCIPAL SHAREHOLDERS...........................................................................................15
MANAGEMENT.......................................................................................................16
EXECUTIVE COMPENSATION...........................................................................................17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................18
LEGAL PROCEEDINGS................................................................................................18
MARKET FOR OUR COMMON STOCK......................................................................................18
DESCRIPTION OF SECURITIES........................................................................................20
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................20
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................21
REPORTS TO STOCKHOLDERS..........................................................................................21
PLAN OF DISTRIBUTION.............................................................................................21
LEGAL MATTERS....................................................................................................23
EXPERTS..........................................................................................................23
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.............................23
INDEMNIFICATION OF OFFICES AND DIRECTORS.........................................................................24
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................24
RECENT SALES OF UNREGISTERED SECURITIES..........................................................................24

                               PROSPECTUS SUMMARY

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements or arrangements to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and to producing a prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8. Our phone number is (604)687-0717.

                                  The Offering

Securities offered by the Company       100,000 shares of common stock,  $0.0001
                                        par value, being offered at $1.00 per share.

Common stock outstanding prior to the   500,000 shares
offering

Common stock to be outstanding after    600,000 shares
the offering

Expiration Date
---------------

This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days in our discretion.

Prescribed Acquisition Criteria
-------------------------------

Rule 419 requires that, before cash and shares from this offering can be released, we must sign an agreement to acquire a business meeting certain criteria. The agreement must provide for the acquisition of a business or assets for which the fair value represents at least 80% of the maximum offering proceeds. The agreement must include a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been signed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the business to be purchased including audited financial statements, the results of this offering and the use of the money disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the cash and shares can be released from escrow.

Reconfirmation Offering
-----------------------

The reconfirmation offer must be made after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

         The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

         Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

         If we do not receive written notification from any investor within 45 business days following the effective date, the portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail.

         The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equalling $80,000 elect to reconfirm their investment.

         If an acquisition has not closed within 18 months of the effective date of this prospectus, the funds held in the escrow account will be returned to all investors on a proportionate basis within 5 business days by first class mail.

Release Of Securities And Funds
-------------------------------

The cash from this offering will be released to us, and the shares will be released to you, only after:

         *        The escrow agent has received a signed representation from us.

         * We have signed an agreement for the acquisition of a business whose fair market value represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment.

         *        The post-effective amendment has been declared effective.

         * We have satisfied all of the prescribed conditions of the reconfirmation offer.

         * We have closed the acquisition of a business with a fair value of at least 80% of the maximum proceeds.

                           LIMITED STATE REGISTRATION

Our common shares may not be sold by us or resold by you in the states of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the fiscal year ended March 31, 2000 has been derived from our audited financial statements which are contained in this prospectus.

                                 March 31, 2000

                                INCOME STATEMENT:

---------------------------------------------------------- --------------------- -------------------
                                                                   2000                 1999
---------------------------------------------------------- --------------------- -------------------
Revenue                                                          $0.00                    $0.00
---------------------------------------------------------- --------------------- -------------------
Expenses                                                         $8,052                   $0.00
---------------------------------------------------------- --------------------- -------------------
Net Income (loss)                                               $(8,052)                  $0.00
---------------------------------------------------------- --------------------- -------------------
Basic Earnings (loss) per share                                  $(0.01)                  $0.00
---------------------------------------------------------- --------------------- -------------------
Basic Number of Common Shares Outstanding                       500,000                 500,000
---------------------------------------------------------- --------------------- -------------------
BALANCE SHEET (at end of period):
---------------------------------------------------------- --------------------- -------------------
Total Assets                                                      $0.00                   $0.00
---------------------------------------------------------- --------------------- -------------------
Total Liabilities                                                 $0.00                   $0.00
---------------------------------------------------------- --------------------- -------------------
Total Shareholders Equity (Net Assets)                            $0.00                   $0.00
---------------------------------------------------------- --------------------- -------------------
Net Income per share on a fully diluted basis                    $(0.01)                  $0.00
---------------------------------------------------------- --------------------- -------------------

                                  RISK FACTORS

An investment in our business is risky and could result in a loss of your entire investment. The risk factors include the following:

We have no operating history or revenue which would permit you to judge the probability of our success.
--------------------------------------------------------------------------------
We have no operating history nor any revenues from operations since our incorporation. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill or ability to successfully complete a merger with an acquisition candidate. In the event our business fails as a result of our lack of experience, you could lose your entire investment.

Money you invest  will be  unavailable  for your use for an  extended  period of time.
--------------------------------------------------------------------------------
It is likely that we will require many months to locate an acquisition candidate. It is possible that you will have to wait 18 months from the effective date of this prospectus for the return of your funds without interest. Your funds will be unavailable for any other use during this period. Any money you invest in us will be returned only in the event investors representing 80% of the maximum offering proceeds do not elect to reconfirm their investment in the business combination which we may select.

The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition.
--------------------------------------------------------------------------------
As of March 31, 2000, we had $0.00 in assets and $0.00 in liabilities. We had $0.00 in our treasury. Even if all the shares which we are offering are sold, the proceeds may not be enough for us to fund the development of our acquisition candidate. Many of the acquisition candidates we will be reviewing will require large sums of money to succeed, perhaps even millions of dollars. If we are unable to raise additional financing, our company could fail and you could lose your entire investment.

We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate. We may not find a suitable candidate.
--------------------------------------------------------------------------------
We do not have funds to hire skilled managers and current management of our company has limited time to complete a full investigation of potential acquisition candidates. As a result, we may make a poor decision of the business we acquire or we may be unable to identify any acquisition candidate. In the event we do not identify an acquisition candidate, you will lose the use of your investment money without interest for a period of approximately 18 months. In the event management makes a poor decision on which candidate should be acquired and this offering is reconfirmed as required by Rule 419, you may lose your entire investment as a result of the failure of our business.

A change in control of the company and change in management may occur which could adversely affect our success.
--------------------------------------------------------------------------------
A business combination involving the issuance of our shares may result in shareholders of a private company obtaining a controlling interest in our company. A business combination may also result in our director being required to resign or in management being required to sell all or a portion of their shares. A change of control or change in management could result in the appointment of new members of management who are not as capable as current management or who may make business decisions which cause the failure of our company.

There is no market on which our shares trade and there is a limited number of states in which you may sell your shares which severely limits your liquidity.
--------------------------------------------------------------------------------
Even if we are successful in completing a merger or acquisition, we may not be successful in listing our shares on a public market. Until our shares are listed on a public market, you have no liquidity to sell your shares and you will not be able to obtain a return on your investment. If our shares are never listed on a public market, it may be impossible for you to recover the money you invested in our shares. The following states restrict the sale and resale of shares of blank check companies: Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington. You are unable to liquidate your investment by selling our shares in these states.

We have no agreement for a business combination or other transaction in place.
------------------------------------------------------------------------------
We have no arrangement, agreement or understanding to engage in a merger, joint venture or acquisition of a private or public entity. We may not successfully identify a suitable business opportunity or conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. In the event that we are unable to complete a business acquisition, the funds you invest will be unavailable for your use for up to 18 months.

Our management is under no contractual obligation to remain with us and their departure could cause our business to fail.
--------------------------------------------------------------------------------
Our sole director and officer, Mr. Jason John, has varied business interests and is working for other blank check companies. Mr. John has not signed a written employment agreement with us and we cannot afford to pay Mr. John. In the event Mr. John decides to resign as director and officer of our company, we may be unable to attract another qualified officer and director which would severely impact the company's ability to find an acquisition candidate. In the event Mr. John resigns after we conclude an acquisition, his departure could result in the failure of our company and the loss of your entire investment.

Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest.
--------------------------------------------------------------------------------
Our sole director and officer is affiliated with two other blank check companies, Tripacific Development Corp. and Triwest Management Resources Corp. which creates a conflict of interest. The identification of a merger target or acquisition candidate is the sole responsibility of Mr. John. He will decide which of the blank check companies he is affiliated with will acquire which acquisition candidate. As a result, it is possible that Mr. John may choose acquisition candidates for other blank check companies instead of our company or may choose a more successful acquisition candidate for another blank check company. This conflict of interest could result in our company never identifying an acquisition candidate or in selecting a poor acquisition candidate resulting in the failure of our business. Mr. John also has other business interests which demand his time and attention and which may conflict with his ability to devote sufficient time to us to make our business a success.

Our proposed acquisition may result in new management and a loss of control of corporate affairs.
--------------------------------------------------------------------------------
A business combination involving the issuance of our common stock may result in our current shareholders losing controlling interest to the shareholders of another company. If this occurs, our sole officer and director, Mr. Jason John, may be forced or requested to resign his positions in order for new management to be appointed. New management may make business decisions which are not in the interest of our current shareholders and a change of control may result in our current shareholders losing direction over our corporate affairs.

We will not engage professional underwriters to help sell our shares.
---------------------------------------------------------------------
We are selling shares through our president, Mr. Jason John, without the use of a professional securities underwriting firm. Professional underwriters have extensive contacts and networks which they can rely on in raising money for companies. Professional underwriters also conduct extensive due diligence on potential acquisition candidates. Our management does not have an extensive network of contacts which can finance our company nor does our management have the time availability to complete a due diligence review of acquisition candidates to the extent that would be completed by a professional underwriter. Our decision not to use a professional underwriter could result in us not raising enough capital to attract an acquisition candidate or in selecting a poor acquisition candidate. The result could be the failure of our business and the loss of your entire investment.

Determination of Offering Price
-------------------------------
The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         *        Estimates of our business potential
         *        Our limited financial resources
         * The amount of equity desired to be retained by present shareholders
         *        The amount of dilution to the public
         *        The general condition of the securities markets

Management may sell shares at a premium to the price paid to other shareholders.
--------------------------------------------------------------------------------
Management may consent to the purchase of a portion or all of their shareholdings as a condition or in connection with a proposed merger or acquisition. A premium may be paid for management shares in connection with such a merger or acquisition transaction as management shares represent a control position in the company. The potential for management's shares being purchased at a premium could put management in a conflict of interest position where management's own pecuniary interests rank ahead of those of the company's other shareholders. This could result in management agreeing to an acquisition which is in management's best interests and which may be less beneficial to the company's other shareholders.

Our Offering is Not Subject to a Minimum Subscription and We May Raise Only Nominal Proceeds.
--------------------------------------------------------------------------------
There is no minimum amount which we must raise and it is possible we may not raise enough money to remain in operation or to be able to consummate a merger or acquisition.

        HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE

Rule 419 requires that your money and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         (1) We must sign an agreement for the acquisition of a business or asset which has a fair value of at least 80% of the maximum offering proceeds.

         (2) We must file a post-effective amendment to the registration statement that includes the results of this offering including how much we raised, how much we have spent and what we will have in escrow. We must disclose the specific amount and use of funds spent by us including, payments to officers, directors, controlling shareholders or affiliates. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         (3) We will mail a copy of the prospectus to each investor within five business days of a post-effective amendment. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the cash and shares.

Accordingly, we have entered into an escrow agreement with the City National Bank which provides that:

         Your funds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and interest, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, Canadian government or federal government securities or securities for which the principal or interest is guaranteed by the Canadian government or federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of.

                                    DILUTION

The difference between the initial public offering price per share of our shares and the net tangible book value per share after this offering constitutes the dilution to investors in our offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of March 31, 2000, our net tangible book value was $0.00 or $0.00 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering of $15,000), our adjusted pro forma net tangible book value as of March 31, 2000, would have been $85,000 or $0.14 per share. This represents an immediate increase in net tangible book value of $0.14 per share to existing shareholders and an immediate dilution of $0.86 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                                        $1.00

         Net tangible book value per share before offering                      $0.00

         Increase per share attributable to new investors                       $0.14
                                                                                -----

         Dilution per share to new investors                                    $0.86
                                                                                =====


---------------------------------------- -------------------------------------- --------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
---------------------------------------- -------------------------------------- --------------------------------------
                500,000                                  $0.00                                  $0.00
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
---------------------------------------- -------------------------------------- --------------------------------------
                600,000                               $100,000.00                               $0.14
---------------------------------------- -------------------------------------- --------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

----------------------------- --------------------------------- -------------------------------- ----------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
----------------------------- --------------------------------- -------------------------------- ----------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------
New Investors                     100,000           20%           $100,000.00          98%            $1.00
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------
Existing Shareholders             500,000           80%                $50.00           2%            $0.0001
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

                                 USE OF PROCEEDS

The gross proceeds of this offering will be $100,000. While Rule 419 permits 10% of the funds ($10,000) to be released from escrow to us, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. We will receive these funds if we close a business combination.

We have not incurred and do not intend to incur any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $15,000.

After the reconfirmation offering and the closing of a business combination, we will receive $100,000 less any amount returned to investors who did not reconfirm their investment under Rule 419.

                                                ASSUMING MAXIMUM OFFERING
                                                -------------------------
                                             AMOUNT                   PERCENT
                                             ------                   -------
Offering Expenses                             $15,000                   15%
Working Capital                               $85,000                   85%

Total                                        $100,000                  100%

The money we receive will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured bank account in either a certificate of deposit, interest bearing savings account or in short term Canadian or federal government securities as placed by City National Bank.

                                 CAPITALIZATION

The following table shows our capitalization as of March 31, 2000.

                                                                  ACTUAL
                                                                  ------
Stockholders' Equity:
Common stock, $0.0001 par value;
Authorized 100,000,000 shares,
Issued and outstanding
500,000 shares                                                      $50.00
Additional paid-in capital                                       $8,052.00
Deficit accumulated during the development period               $(8,102.00)
Total stockholders equity                                            $0.00
Total Capitalization                                                 $0.00

                             DESCRIPTION OF BUSINESS

We were incorporated on July 23, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. We changed our name to "Inforetech Inc." on September 23, 1999 and then changed our name back to "Eastern Management Corp." on January 27, 2000, Other than issuing shares to our shareholders, we have not commenced any operational activities. We are a blank check company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

On September 27, 1999, seven corporate shareholders and four individual shareholders reported on Schedule 13D under the Securities and Exchange Act of 1934 that they had acquired 500,000 common shares of the Company or 100% of our issued common shares. Subsequent to the filing of the Schedule 13D, the share purchase agreement was rescinded resulting in the Company's original shareholders maintaining their interest in our common shares. Our original shareholders were all party to lock up agreements which are described in detail in our Form 10SB which was filed with the Securities and Exchange Commission on June 28, 1999. The share purchase agreement was entered into in contemplation of a business acquisition by the Company which would have permitted termination of the original shareholders' lock up agreements.

Our initial business purpose remains unchanged, namely, to investigate business opportunities presented to it by persons or firms who or which desire the advantages of reporting status under the Securities and Exchange Act of 1934. We remain a "blank check" company and we continue to seek potential business opportunities for development by us.

The Securities and Exchange Commission defines blank check companies as any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully implemented our business plan.

Lock-up Agreement
-----------------

Each of our shareholders has executed and delivered a lock-up letter agreement, affirming that they will not sell their shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a blank check company.

                                PLAN OF OPERATION

We seek to acquire assets or shares of a business that generates revenues, in exchange for our shares. When this registration statement becomes effective, our President will attempt to find an acquisition candidate. Our President has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger as of the date of this registration statement.

We  will  provide  our  shareholders  with  complete  disclosure   documentation
concerning potential business opportunities. Disclosure is expected to be in the form of a proxy or information statement.

Our director intends to obtain certain assurances of value, including statements of assets and liabilities, material contracts or accounts receivable statements before closing a transaction.

We will remain a shell corporation until a merger or acquisition candidate is identified. It is anticipated that our cash requirements will be minimal, and that all necessary capital will be provided by the directors or officers. We do not anticipate having to raise capital in the next twelve months. We do not expect to acquire any plant or significant equipment.

We have not, and do not intend to enter into, any arrangement, agreement or understanding with non-management shareholders allowing non-management shareholders to directly or indirectly participate in or influence our management of the Company.

We have no full time employees. Mr. Jason John is our only part time employee. Mr. John has agreed to allocate a portion of his time to our activities, without compensation. Mr. John anticipates that our business plan can be implemented by him devoting approximately five (5) hours per month to our business affairs. We do not expect any significant changes in the number of employees.

General Business Plan
---------------------

Our purpose is to acquire an interest in a business which seeks the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business or industry. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources.

We may seek a business combination with companies that have recently commenced operations. It is likely that any business we select will require additional capital to expand into new products or markets.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances and shortages of available capital, management believes there are numerous firms seeking the perceived benefits of a publicly registered corporation. Business opportunities may occur in different industries and at various stages of development.

We currently have no capital to provide to the owners of business opportunities. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by Mr. Jason John who is not a professional business analyst. Management intends to concentrate on identifying business opportunities that may be brought to our attention through Mr. John's business associations. In analyzing prospective business opportunities, management will consider:

         *        the available technical, financial and managerial resources;

         *        working capital and other financial requirements;

         *        history of operations, if any;

         *        prospects for the future;

         *        nature of present and expected competition;

         * the quality and experience of management services that may be available and the depth of that management;

         *        the   potential   for  further   research,   development,   or
                  exploration;

         * specific risk factors which could be anticipated to impact our proposed activities;

         *        the potential for growth or expansion;

         *        the potential for profit;

         * the perceived public recognition of acceptance of products, services, or trades;

         *        name identification; and

         *        other relevant factors.

We expect to meet personally with management and key personnel of the business opportunity as part of our due diligence investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate businesses. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management will rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate using outside consultants or advisors, except for legal counsel and accountants. If we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets.

We anticipate that we will incur nominal expenses in the implementation of our business plan. Because we have no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. If a merger candidate cannot be found within a reasonable period of time, management will not continue to provide capital.

How Our Acquisition May be Structured
-------------------------------------

To close our business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On closing, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. All sales will be made in compliance with the securities laws of the United States and any applicable state.

Management may visit material facilities, obtain independent verification of information and check references of management and key personnel. We will participate in a business opportunity only after the negotiation and signing of appropriate written agreements.

Negotiations with target company management are expected to focus on the percentage of our company that the target company shareholders will acquire. Our percentage ownership in the combined company will likely be significantly lower than our current ownership interest.

Competition
-----------

We are an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital groups and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our extremely limited financial resources and limited management availability we will continue to be at a significant competitive disadvantage.

                             DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties. We intend to acquire assets or a business in exchange for our securities.

We operate from our offices at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, Canada. Space is provided to the Company on a rent free basis by Mr. Jason John, a director of the Company, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                           NAME AND                     AMOUNT AND
                           ADDRESS OF                   NATURE OF
                           BENEFICIAL                   BENEFICIAL             PERCENT OF
TITLE OF CLASS             OWNER                        OWNER                  CLASS
Common                     Devinder Randhawa
                           Suite 104                          152,000          30.4%
                           1456 St. Paul Street,
                           Kelowna, B.C.
                           V1Y 2E6

Common                     Bob Hemmerling
                           1908 Horizon Drive                 152,000          30.4%
                           Kelowna, B.C.
                           V1Z3L3

Common                     Management as a group                    0          0%

The balance of our outstanding common stock is held by eight (8) persons.

Mr. Devinder Randhawa and Mr. Bob Hemmerling are the founders and promoters of our company. Both Mr. Randhawa and Mr. Hemmerling have prior experience with blank check companies and are familiar with blank check company reporting requirements and acquisition requirements.

                                   MANAGEMENT

Our directors and officers are as follows:

NAME                         AGE               POSITION
----                         ---               --------
Jason John                   32                President, C.F.O., Secretary and
                                               Director

The above listed officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer or director.

Resumes
-------

Mr. Jason John was appointed to his positions on September 17, 1999. He devotes his time on an as needed basis which he expects to be nominal.

Prior to joining the Company, Mr. John was employed by the Shaftsbury Brewing Company where he was involved in product promotion and marketing. Prior to working with the Shaftsbury Brewing Company Mr. John was employed at Gray Beverage as an account manager and merchandiser. While employed by Gray Beverage Mr. John was responsible for implementing many new operational systems which resulted in an increase in the company's efficiency in many areas. Currently, Mr. John is employed at Ensign Drilling. Ensign Drilling is a leading company in oil and gas exploration in Canada.

Prior "Blank Check" Experience
------------------------------

Mr. John has no prior experience as an officer or director of a blank check company, and has no prior direct experience in identifying emerging companies for investment and/or business combinations.

Conflicts of Interest
---------------------

Our sole officer and director is also an officer and director of Tripacific Development Corp. and Triwest Management Resources Corp. These two companies are also blank check companies.

Our officers and directors are now and may in the future become shareholders, officers or directors of blank check companies. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf and on behalf of other companies. We do not have a right of first refusal to opportunities that come to management's attention.

                             EXECUTIVE COMPENSATION

No compensation has been awarded to, earned by or paid to our officers and/or directors since our inception. Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, our director is not accruing any compensation pursuant to any agreement with us.

------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
---------------------------------------------------------------------- -------------------------------------- ----------
                                         Annual Compensation                    Awards            Payouts
-------------------------------- ------------------------------------- -------------------------- ----------- ----------
          (a)             (b)        (c)         (d)          (e)          (f)          (g)          (h)         (i)
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
                                                             Other                                               All
                                                            Annual     Restricted    Securities                 Other
   Name and Principle                                       Comp-         Stock      Underlying      LTIP       Comp-
      Position                      Salary       Bonus     ensation     Awards(s)   Option/SARs     Payouts    ensation
                          Year        ($)         ($)         ($)         ($)            (#)          ($)         ($)
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
Jason John,              1999/      $0.00       $0.00        $0.00        $0.00          0          $0.00       $0.00
President, Secretary     2000
and Director
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------

If we successfully complete a merger or acquisition, it is possible that the company may employ or retain one or more members of our management for the purposes of providing services to the surviving entity. Management has agreed to disclose any discussions concerning possible employment to the Board of Directors and to abstain from voting on the transaction.

It is possible that management associates may refer a merger or acquisition candidate to us. In the event we complete a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash, payment will be made by the acquisition or merger candidate. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which ranges up to ten (10%) percent of the transaction price. No member of management will receive a finders fee, either directly or indirectly, as a result of their efforts to implement our business plan.

No retirement, pension, profit sharing, stock option or insurance programs have been adopted by us for the benefit of our employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock. There has been no trading market to date. Management has not discussed market making with any market maker or broker dealer. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price
------------

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         (i) that a broker or dealer approve a person's account for transactions in penny stocks; and

          (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         (i) obtain financial information and investment experience and objectives of the person; and

         (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

         (i) sets forth the basis on which the broker or dealer made the suitability determination; and

         (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Escrow
------

The common stock under this offering will remain in escrow until the closing of a business combination under the requirements of Rule 419.

Holders
-------

There are ten (10) holders of our common stock. In July, 1997, we issued 500,000 of common stock for services in formation and organization valued at $0.0001 per share ($50.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

As of the date of this statement, all of our common stock is eligible for sale under Rule 144 promulgated under the '33 Act, as amended, subject to certain limitations included in Rule 144. In general, under Rule 144, a person, who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks before the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been an affiliate for the preceding three months.

Dividends
---------

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent
--------------

The Company's registrar and transfer agent is The Nevada Agency and Trust Company Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.

                           DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $0.0001 per share. There are 500,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock
------------

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders. Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose. We have no intention to issue additional shares other than under this registration statement.

There are no outstanding options or warrants to acquire our shares. 304,000 shares of our 500,000 shares currently outstanding are held by affiliates and are subject to resale restrictions. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.86 per share.

                       SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. Sales of common stock in a public market after this offering could cause our share price to drop and could adversely affect our ability to raise further capital through an offering ofshares.

Upon completion of this offering,  we will have 600,000 shares outstanding.  The
100,000  shares  sold  in  this  offering  will  be  freely  tradeable   without
restriction or further registration under the

Securities Act unless purchased by affiliates of Eastern Management Corp. Sales of our shares to residents of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington may only be effected by registration in those states.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on June 28, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                            REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on March 31.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for 100,000 shares at $1.00 per share. No compensation is to be paid to any person for the offer and sale of the shares.

The offering shall be conducted by our president. Although he is an associated person with us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

         He will restrict his participation to the following activities:

         A. Preparing written communications or delivering written communications through the mails or other means that does not involve oral solicitation by him of a potential purchaser; and

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; or

         C. Transactions involving offers and sales of our shares made under a plan or agreement submitted for the vote or consent of shareholders of any company we may acquire in connection with a merger or plan of acquisition involving the exchange of the acquired company's shares or assets for shares of our company.

Our shares may be sold under Rule 144 of the Securities Act of 1933 beginning one year after the shares were issued, provided such date is at least 90 days after the date of this prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this Prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods before the start of the distribution.

We Arbitrarily Determined Our Offering Price
--------------------------------------------

The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship to our assets, earnings, book value or any other objective standard of value. Among the factors we considered were:

         A.       The lack of operating history;

         B.       The proceeds to be raised by the offering;

         C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

         D.       The current market conditions in the over-the-counter market

How You Can Buy Our Shares
--------------------------

You can purchase our shares by completing and signing the share purchase agreement which is attached to this prospectus. The completed share purchase agreement and your payment must be delivered to us before the expiration of our offering. The purchase price of $1.00 per share must be paid by check, bank draft or money order payable in U.S. dollars to "Eastern Management Corp.".

All funds received from investors will be placed into an escrow account until we have complied with Rule 419.

                                 LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Antoine Devine, of Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

Our financial statements as of the period ended March 31, 2000 included in this prospectus and in the registration statement, have been included in reliance on the reports of Davidson & Company, independent certified public accountants, included in this prospectus, and upon the authority of, Davidson & Company, experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

The Nevada Revised Statutes authorize us to indemnify directors or officers under certain circumstances and subject to certain limitations. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

In the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the '33 Act to officers, directors or persons controlling us is against public policy as expressed in the '33 Act, and is therefore unenforceable.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

On October 20, 1999, we appointed Davidson & Company, Chartered Accountants to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Davidson & Company on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-26518) on November 1, 1999.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.

Table of Contents - March 31, 2000 Financial Statements......................F-2
Independent Auditor's Report.................................................F-3
Balance Sheet as of March 31, 2000...........................................F-4
Statement of Operations as of March 31, 2000.................................F-5
Statement of Cash Flows as of March 31, 2000.................................F-6
Statement of Changes in Stockholders' Equity as of March 31, 2000............F-7
Notes to Financial Statements as of March 31, 2000...........................F-8

                            EASTERN MANAGEMENT CORP.
                           (Formerly Inforetech Inc.)
                         (A Development Stage Company)

                              Financial Statements

                                 MARCH 31, 2000

                            EASTERN MANAGEMENT CORP.
                           (Formerly Inforetech Inc.)

                               TABLE OF CONTENTS

Independent Auditor's Report.................................................F-3

Financial Statements

Balance Sheet................................................................F-4

Statement of Operations......................................................F-5

Statement of Cash Flows......................................................F-6

Statement of Shareholders' Equity............................................F-7

Notes to Financial Statements........................................F-8 to F-10

DAVIDSON & COMPANY                   A Partnership of Incorporated Professionals
                             Chartered Accountants

                          INDEPENDENT AUDITORS' REPORT

To the Directors and Stockholders of
Eastern Management Corporation
(formerly inFOREtech Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheet of Eastern Management Corporation (formerly inFOREtech Inc.) (A Development Stage Company) as at March 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period from inception on July 23, 1997 to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that Eastern Management Corporation (formerly inFOREtech Inc.) (A Development Stage Company) will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Eastern Management Corporation (formerly inFOREtech Inc.) (A Development Stage Company) as at March 31, 2000 and the results of its operations and its cash flows for the year then ended and for the period from inception on July 23, 1997 to March 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

The audited financial statements as at March 31, 1999 and for the year then ended were examined by other auditors who expressed an opinion without reservation on those statements in their report dated June 11, 1999.


                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

May 3, 2000              A Member of SC INTERNATIONAL

Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

                  TELEPHONE (604) 687-0947 FAX (604) 687-6172

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
BALANCE SHEETS
AS AT MARCH 31

============================================================================================== =============== ================
                                                                                                         2000            1999
---------------------------------------------------------------------------------------------- --------------- ----------------
ASSETS                                                                                         $           --  $           --
============================================================================================== =============== ================

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
    Capital stock (Note 4)
       Authorized
             100,000,000  common shares with a par value of $0.0001
       Issued and outstanding
        March 31, 2000 - 500,000 common shares
        March 31, 1999 - 500,000 common shares                                                             50              50

    Additional paid-in capital                                                                          8,052              --

    Deficit accumulated during the development stage                                                   (8,102)            (50)
                                                                                               --------------  --------------

                                                                                               $           --  $           --
============================================================================================== =============== ================

On behalf of the Board:


/s/ Jason John, Sole Director
-----------------------------
Jason John


   The accompanying notes are an integral part of these financial statements.

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

======================================================================== ================= ================= =================
                                                                               Cumulative
                                                                                  Amounts
                                                                           From Inception
                                                                              on July 23,
                                                                                     1997
                                                                                       to        Year Ended        Year Ended
                                                                                March 31,         March 31,         March 31,
                                                                                     2000              2000              1999
------------------------------------------------------------------------ ----------------- ----------------- -----------------
EXPENSES
    Office and miscellaneous                                             $             50  $             --  $             --
    Professional fees                                                               8,052             8,052                --
                                                                         ----------------  ----------------  ---------------

LOSS FOR THE YEAR                                                        $          8,102  $          8,052  $             --
======================================================================== ================= ================= =================

BASIC AND DILUTED LOSS PER SHARE                                                           $         (0.01)  $             --
======================================================================== ================= ================= =================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                       500,000           500,000
======================================================================== ================= ================= =================


   The accompanying notes are an integral part of these financial statements.

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

======================================================================== ================= ================= =================
                                                                               Cumulative
                                                                                  Amounts
                                                                           From Inception
                                                                              on July 23,
                                                                                     1997
                                                                                       to        Year Ended        Year Ended
                                                                                March 31,         March 31,         March 31,
                                                                                     2000              2000              1999
------------------------------------------------------------------------ ----------------- ----------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
         Loss for the year                                               $         (8,102) $         (8,052) $            --
         Stock issued for services                                                     50                --
                                                                         ----------------  ----------------  ---------------
         Net cash used in operating activities                                     (8,052)           (8,052)              --
                                                                         ----------------  ----------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
         Net cash used in investing activities                                         --                --               --
                                                                         ----------------  ----------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
         Shareholder capital contribution                                           8,052             8,052               --
                                                                         ----------------  ----------------  ---------------

         Net cash provided by financing activities                                  8,052             8,052               --
                                                                         ----------------  ----------------  ---------------

CHANGE IN CASH POSITION DURING THE YEAR                                                --                --               --

CASH POSITION, BEGINNING OF THE YEAR                                                   --                --               --
                                                                         ----------------  ----------------  ---------------

CASH POSITION, END OF THE YEAR                                           $             --  $             --  $            --
======================================================================== ================= ================= ===============

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
         Cash paid for income taxes                                      $             --  $             --  $            --
         Cash paid for interest                                          $             --  $             --  $            --
======================================================================== ================= ================= ===============


SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING, INVESTING,
  AND FINANCING ACTIVITIES:
         Common shares issued for services                               $             50  $             --  $            --
======================================================================== ================= ================= ===============


   The accompanying notes are an integral part of these financial statements.

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

========================================== ================================= =============== ================ ================
                                                                                                     Deficit
                                                                                                 Accumulated
                                                                                                      During
                                                     Common Stock                Additional              the            Total
                                           ---------------------------------        Paid-in      Development    Stockholders'
                                                    Shares           Amount         Capital            Stage           Equity
------------------------------------------ ---------------- ---------------- --------------- ---------------- ----------------
BALANCE, JULY 23, 1997                                 --   $           --   $           --  $           --   $           --

    Capital stock issued for services             500,000               50               --              --               50

    Loss for the period                                --               --               --             (50)             (50)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 1998 AND 1999                  500,000               50               --             (50)              --

    Shareholder capital contribution                   --               --            8,052              --            8,052

    Loss for the year                                  --               --               --          (8,052)          (8,052)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 2000                           500,000   $           50   $        8,052  $       (8,102)  $           --
========================================== ================ ================ =============== ================ ================


   The accompanying notes are an integral part of these financial statements.

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

--------------------------------------------------------------------------------

1.       ORGANIZATION OF THE COMPANY

         The Company was incorporated on July 23, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. On September 24, 1999, the Company changed its name to inFOREtech Inc. On January 17, 2000, the Company changed its name back to Eastern Management Corporation.

         The Company entered the development stage in accordance with Statement of Financial Accounting Standards No. 7 on July 23, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquire of a privately owned corporation.


2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, revenues from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         =================================================================================== ================ ===============
                                                                                                        2000            1999
         ----------------------------------------------------------------------------------- ---------------- ---------------
         Deficit accumulated during the development stage                                    $        (8,102) $          (50)
         =================================================================================== ================ ===============

3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

         BASIC LOSS PER SHARE

         Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Due to the Company's simple capital structure, with only common stock outstanding, only basic loss per share must be presented. Basic loss per share is computed by dividing losses available to common shareholders by the weighted average number of common shares outstanding during the year.

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

--------------------------------------------------------------------------------

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of March 31, 2000.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

4.       CAPITAL STOCK

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to share pro-rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

--------------------------------------------------------------------------------

4.       CAPITAL STOCK (cont'd.....)

         On July 18, 1997, the Company issued 500,000 shares of common stock for services at a deemed value of $50.

         On September 21, 1999, the Company implemented a 31:1 forward stock split. Subsequent to year end, on April 3, 2000, the Company reversed the previous 31:1 forward stock split. The statements of changes in stockholders' equity have been restated to give retroactive recognition of the stock split presented by reclassifying from common stock to deficit accumulated during the development stage, the par value of shares arising from the split. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock split.


5.       INCOME TAXES

        The Company's total deferred tax asset at March 31 is as follows:

        ====================================================================================== ============== ===============
                                                                                                        2000           1999
        -------------------------------------------------------------------------------------- -------------- ---------------
        Tax benefit of net operating loss carryforward                                         $       1,215  $         --
        Valuation allowance                                                                           (1,215)           --
                                                                                               -------------  ------------

                                                                                               $          --  $         --
        ====================================================================================== ============== ============

        The Company has a net operating loss carryforward of approximately $8,102, which if not used, will expire between the years of 2019 and 2020. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

6.       SUBSEQUENT EVENT

         The Company's issued and outstanding 15,500,000 common shares were consolidated on a 1:31 ratio. As a result, the Company's shares have been restated to give retroactive recognition of the reverse stock split, whereby the Company's share capital decreased from 15,500,000 common shares to 500,000 common shares.

                                     PART II

                    INDEMNIFICATION OF OFFICES AND DIRECTORS

Article VI of our Bylaws states certain indemnification rights. Our Bylaws provide that we possess and may exercise powers of indemnification for officers, directors, employees, agents and other persons. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses of our offering are being paid by management. These expenses include registration fees of $26.40, accounting fees of $2,500 and legal fees of approximately $5,000.

                     RECENT SALES OF UNREGISTERED SECURITIES

In July, 1997, we issued 500,000 common shares at $0.0001 per share to our founding shareholder in consideration of services rendered at a fair market value of fifty dollars. The sale of our common shares was not a public offering and no underwriter or agent was used. We relied on the exemption contained in section 4(2) of the Securities Act of 1933.


Item 27-Exhibits

3.1*          Articles of Incorporation

3.2*          Amendment to Articles of Incorporation filed September 24, 1999
3.2*          Amendment to Articles of Incorporation filed January 27, 2000

3.3*          Bylaws
4.1*          Form of Lock Up Agreement Executed by the Company's Shareholders
4.1.1*        Specimen Informational Statement

5.1*          Opinion of Evers & Hendrickson with respect to the legality of the shares being registered
23.1*         Consent of Davidson & Company
23.2*         Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1*         Financial Data Schedule
99.1          Subscription Agreement

*             Previously filed

Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 8, 2000.


                                            EASTERN MANAGEMENT CORP.
                                            (formerly Inforetech Inc.)


                                            /s/ Jason John
                                            --------------
                                            Jason John, President and C.F.O.


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----
/s/ Jason John                      President, C.F.O., Secretary                August 8, 2000
--------------                      and Director
Jason John

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.






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